UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 12, 2005

AETHER HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27707	52-2186634

(Commission File Number)	(IRS Employer Identification No.)

621 E. Pratt Street, Suite 601, Baltimore, Maryland	21202

(Address of Principal Executive Offices)	(Zip Code)

(443) 573-9400

(Registrant’s Telephone Number, Including Area Code)

AETHER SYSTEMS, INC.

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     On July 12, 2005, the stockholders of Aether Systems, Inc. (“Aether”) adopted the Agreement and Plan of Reorganization, dated May 4, 2005, by and among Aether, the Registrant and Aether Merger Sub, Inc. (the “Agreement”). The reorganization contemplated by the Agreement was consummated on July 12, 2005. In accordance with the Agreement, as described in previous reports, Aether became a wholly owned subsidiary of the Registrant and each share of common stock of Aether was exchanged for one share of common stock of the Registrant.

     The common stock of the Registrant is listed for trading on the Nasdaq National Market under the symbol “AETH” — the same symbol under which Aether’s common stock traded before the reorganization. As a result of the reorganization, the common stock of Aether has ceased to trade on the Nasdaq National Market.

Item 3.03  Material Modifications to Rights of Security Holders.

     Upon the adoption of the Agreement by Aether’s stockholders and consummation of the reorganization on July 12, 2005, each share of common stock of Aether has been automatically converted into the right to receive one share of common stock of the Registrant, each of which has the rights described in Aether’s previous reports.

Item 8.01  Other Events.

     At Aether’s annual meeting of stockholders held on July 12, 2005, the stockholders elected the following persons to serve as members of the board of directors for a one-year term: J. Carter Beese, Jr., James T. Brady, Jack B. Dunn IV, Edward J. Mathias, David S. Oros, Truman T. Semans and George P. Stamas, each of whom became members of the board of directors of the Registrant upon consummation of the reorganization and will serve for a one-year term.

     In addition, the stockholders ratified the board of directors’ selection of KPMG LLP as the independent public accountants for the Registrant for fiscal year 2005.

     A copy of the press release announcing completion of the reorganization is furnished as exhibit 99.2 .

Item 9.01  Financial Statement and Exhibits.

(c)	Exhibits

2.1	Agreement and Plan of Reorganization, dated as of May 4, 2005, by and among Aether, the Registrant and Aether Merger Sub, Inc. *
3.1	Certificate of Incorporation of Aether Holdings, Inc.*
3.2	By-laws of Aether Holdings, Inc.*
4.1	Specimen of common stock certificate of Aether Holdings, Inc.*
99.1	Opinion of Morris, Nichols, Arsht & Tunnell LLP*
99.2	Press Release
*Incorporated by reference to the Registration Statement on Form S-4/A filed on May 27, 2005

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on July 13, 2005.

AETHER HOLDINGS, INC.

By:_/s/ David C. Reymann
     Name: David C. Reymann
     Title: Chief Financial Officer

Date: July 12, 2005